UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 17, 2020

THE HARTFORD FINANCIAL SERVICES GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-13958	13-3317783
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
The Hartford Financial Services Group, Inc.
One Hartford Plaza, Hartford, Connecticut 06155
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (860) 547-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	HIG	The New York Stock Exchange
6.10% Notes due October 1, 2041	HIG 41	The New York Stock Exchange
7.875% Fixed-to-Floating Rate Junior Subordinated Debentures due 2042	HGH	The New York Stock Exchange
Depositary Shares, Each Representing a 1/1,00th Interest in a Share of 6.000% Non-Cumulative Preferred Stock, Series G, par value $0.01 per share	HIG PR G	The New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02    Termination of a Material Definitive Agreement.

On December 17, 2020, the Board of Directors (the “Board”) of The Hartford Financial Services Group, Inc. (the "Company") terminated the Company’s commercial paper program (the “Program”). In connection with the termination of the Program, the Company terminated its Dealer agreement (the “Dealer Agreement”) with Goldman Sachs & Co. (the “Dealer”). The Dealer Agreement provided the terms under which the Dealer would either purchase from the Company or arrange for the sale by the Company of short-term unsecured commercial paper notes pursuant to an exemption from federal and state securities laws. The Dealer Agreement contained customary representations, warranties, covenants, defaults and indemnification provisions. The foregoing description of the Dealer Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Dealer Agreement, a copy of which is attached as Exhibit 10.1 and is incorporated herein by reference.

The Dealer and its respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory, commercial banking and investment banking services for the Company and its affiliates, for which they received or will receive customary fees and expense reimbursements. In addition, the Dealer or its affiliates are lenders under the Company’s five-year revolving credit facility dated March 29, 2018.

Item 5.03    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 17, 2020, the Board adopted Amended and Restated By-laws of the Company (the "By-laws"), effective immediately, in order to, among other things, (i) revise and update the timing and information requirements of the advance notice provisions for director nominations and stockholder proposals; (ii) clarify the procedures for stockholder meetings, including those held solely by means of remote communication; (iii) clarify the powers of the presiding person of a stockholder meeting to adjourn or recess a meeting and to regulate the conduct of such meeting; (iv) allow for special meetings of the Board with less than two days’ notice; (v) add emergency by-laws allowing the Board to operate with reduced procedural requirements and take other necessary actions during an emergency condition; and (vi) make certain other updates, clarifications and ministerial and conforming changes.

The foregoing description of the By-laws does not purport to be complete and is qualified in its entirety by reference to the full text of the By-laws, a copy of which is attached as Exhibit 3.1 and is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

Exhibit No.
3.1	Amended and Restated By-laws of The Hartford Financial Services Group, Inc., effective December 17, 2020.

10.1
Form of Commercial Paper Dealer Agreement between The Hartford Financial Services Group, Inc. as Issuer, and the Dealer party thereto (incorporated herein by reference to Exhibit 10.1 to The Hartford Financial Services Group, Inc.’s Form 8-K, dated December 29, 2014).

101	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

104	The cover page from this Current Report on Form 8-K, formatted as Inline XBRL.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Hartford Financial Services Group, Inc.

December 17, 2020	By:	/s/ Donald C. Hunt
Name: Donald C. Hunt
Title: Corporate Secretary